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                                                                   EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 17, 1998, with respect to the financial statements of Brand Manufacturing Corp. included in the Registration Statement (Form S-2 No. 333-76979) and related Prospectus of The Source Information Management Company for the registration of 4,000,000 shares of its common stock.

                                                           /s/ ERNST & YOUNG LLP

Vienna, Virginia
June 8, 1999